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                                                                   Exhibit 10.41


                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

            This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") by and between David C. King ("Executive") and Proxim Corporation (the "Company") is effective as of the Effective Date.

                                    RECITALS

            The Company desires to employ Executive exclusively as the Vice Chairman of its Board of Directors, and in order to induce Executive to resign from his current positions with the Company and accept his appointment as Vice Chairman, the Company desires to provide Executive with the compensation and other benefits on the terms and conditions set forth in this Amendment.

            Executive is willing to accept such appointment and perform the services for the Company resulting therefrom and resign from his current positions with the Company and its subsidiaries, on the terms and conditions hereinafter set forth.

            It is therefore agreed by and between the parties as follows:

            1. Original Agreements; Security Agreement. Except as expressly set forth in this Amendment, the terms and provisions of each of (i) the Employment Agreement dated as of January 16, 2002 by and between the Company and Executive (the "Employment Agreement"), (ii) the Change of Control Severance Agreement dated as of June 18, 1998 by and between Proxim, Inc. and Executive (the "Severance Agreement," and, collectively with the Employment Agreement, the "Original Agreements") and (iii) the Reimbursement and Security Agreement entered into in March 2001 by and between the Company (as successor in interest) and Executive (the "Security Agreement") shall remain in full force and effect. References herein to the Employment Agreement shall be to the Employment Agreement as amended hereby.

            2.    Appointment; Resignation; Effective Date.

                  a. Effective upon Executive's appointment to the position of Vice Chairman of the Company's Board of Directors (the "Effective Date"), Executive hereby (i) consents and agrees to such appointment and (ii) resigns and withdraws from any and all other positions, offices, titles, roles and/or duties held by him with or in the Company and any of its subsidiaries.

                  b. From and after the Effective Date, all references in the Employment Agreement to Executive's "position" or "employment" or Executive's status as "employed" (or comparable references) with the Company shall be with respect to his position as Vice Chairman of the Company's Board of Directors, and not with respect to any other position, office, title, role or duty. Executive shall continue to serve as an employee of the Company.
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                  c.    In his position as Vice Chairman of the Company's Board
of Directors, Executive shall be responsible for advising and otherwise supporting the Chairman as to the Company's wireless local area network (WLAN) strategy and related business development and the prosecution of WLAN litigation to which the Company is currently a party, and such other duties and responsibilities as are reasonably assigned by the Chairman of the Company's Board of Directors.

                  d. None of (i) the execution, delivery and/or performance of this Amendment by the Company or Executive, (ii) any actions, events, facts or circumstances proximately caused by or reasonably resulting therefrom, (iii) Executive's appointment as the Company's Vice Chairman, or (iv) Executive's resignation from any position, office, title, role or duty in or with the Company or any of its subsidiaries shall constitute (a) the termination of Executive's employment for any purpose under this Amendment or the Original Agreements or (b) "Involuntary Termination," as defined in and for purposes of the Severance Agreement.

                  e. Sections 9(c)(ii)(u) and 9(c)(ii)(v) of the Employment Agreement are hereby deleted and Sections 9(c)(ii)(w) through (z) and the corresponding cross-references in the last sentence of Section 9(c)(ii) are relettered accordingly.

                  f. New Section 9(c)(ii)(v) (as relettered hereby) is hereby amended to read as follows:

                  "(w) any material adverse reduction in, or material adverse change of, Executive's duties and responsibilities made without Executive's written consent; or"

                  g. The Company and Executive each acknowledge that "Good Reason" exists for Executive's termination of employment under Section 9(c)(ii) of the Employment Agreement as a result of the events listed in paragraph d. above and that Executive may resign at any time for any reason or no reason subsequent to the Effective Date and receive severance payments in accordance with the provisions of Section 9(c)(iii) of the Employment Agreement, as amended hereby.

            3. Lump Sum Severance Payment. Notwithstanding anything to the contrary in the Original Agreements, but subject to the other provisions of this
Section 3 of the Amendment, all payments or other benefits due Executive upon the termination of his employment with the Company under the Original
Agreements, reduced by any amounts then owed to the Company by Executive, shall be due and payable in full in a single lump sum payment on the date that is thirty (30) days following such termination of employment. Executive acknowledges and agrees that nothing in this Section 3 shall be read to impair or prejudice the Company's security interest in said lump sum payment pursuant to, inter alia, Sections 5, 6 and 7 of the Security Agreement. Executive further acknowledges and agrees that all payments or other benefits due Executive upon any termination of his employment with the Company under the Original Agreements and this Amendment, including without limitation, the severance described above, shall be retained by the Company and not paid to Executive to the extent necessary to satisfy and
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setoff amounts then owed by Executive to the Company, including, but not limited to, Executive's obligations to the Company under the Security Agreement.

            4. Option Award. Not later than 2 business days following the date that Executive remits the proceeds of the home equity loan under Section 6 below, Executive shall be granted a nonqualified stock option (the "New Option") to purchase 100,000 shares of the Company's common stock at the fair market value on the date of grant. The New Option shall vest and become exercisable as to 33 1/3% of the shares subject to the New Option on the first anniversary of the date of grant, and the remaining 66 2/3% of the shares subject to the New Option shall vest and become exercisable in equal monthly installments over the subsequent two (2) year period; provided, however, that Executive must be employed by the Company on the relevant vesting dates. The New Option shall not permit the vesting of a fractional share. The New Option shall (i) have a maximum term of ten (10) years from the date of grant (subject to earlier expiration in the event of the termination of Executive's employment with the Company), (ii) terminate with respect to any vested and unvested shares immediately preceding any bankruptcy of Executive, (iii) otherwise contain substantially the same terms and conditions as the Company's standard form of stock option agreement and (iv) not be inconsistent with Section 9 of the Employment Agreement, except that Section 9(c)(iii)(C) is hereby amended to exclude the New Option from the definition of "Subsequent Options". The public resale of shares subject to the New Option shall be registered on a Registration Statement on Form S-8 to the extent permitted by applicable federal securities laws.

            5. Eligibility to Participate in Option Exchange Program. Executive will be entitled to participate in any option exchange or repricing program or any other similar plan or arrangement open to all or substantially all of the Company's executive officers on the same terms and conditions as are applicable to such officers. Executive acknowledges that he has not requested nor has knowledge of any present intention of the Company's Board of Directors to adopt or initiate such a program.

            6. Agreement to Secure Home Equity Loan. As soon as practicable following the Effective Date, but in no event greater than 75 days, Executive will obtain a home equity loan with respect to his principal residence at 345 Hermosa, Menlo Park, California in an outstanding principal amount of not less than $500,000 and remit the entire proceeds thereof to the Company to be applied against amounts owed to the Company by Executive.

            7. Term of Noncompete. In the event that the Effective Date shall occur, notwithstanding anything in the Original Agreements to the contrary,
Section 10(b) of the Employment Agreement and Section 5(a) of the Severance Agreement shall lapse one (1) year following the termination of Executive's employment and, from and after that date, be of no further force or effect.
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            8.    Miscellaneous. Sections 12(a) through (i) and (k) of the
Employment Agreement are incorporated herein by reference and applicable to this Amendment as if fully set forth herein.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on December 9, 2002, to become effective as of the Effective Date.

                                         PROXIM CORPORATION

                                         By:    /s/  Jonathan Zakin
                                             -----------------------------------
                                         Name:       Jonathan Zakin
                                               ---------------------------------
                                         Title:      Chief Executive Officer
                                                --------------------------------


                                         EXECUTIVE


                                                /s/  David C. King
                                         ---------------------------------------
                                                     David C. King